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                                                                    EXHIBIT 99.3

FOR IMMEDIATE RELEASE                                            AUGUST 24, 2001

                                  PRESS RELEASE
                                  -------------


                     TWO YUCAIPA REPRESENTATIVES RESIGN FROM
                            SIMON BOARD OF DIRECTORS
                     ----------------------------------------

     Los Angeles CA, August 24, 2001 - Simon Worldwide, Inc. (Nasdaq:SWWI) announced today that Ron Burkle and Erika Paulson of The Yucaipa Companies have resigned from the Company's Board of Directors. Two of the three Yucaipa representatives resigned from the Company's Board because they are also Directors of a corporation, Golden State Foods, that is a major McDonald's supplier. Legal counsel has advised that, under the circumstances, the dual Board memberships would pose a potential conflict of interest.

For further information, please contact Chris Lehane or Mark Fabiani at 202.549.5911.

ABOUT SIMON WORLDWIDE, INC.

     Simon Worldwide is a diversified marketing and promotion agency with offices throughout North America, Europe and Asia. The company works with some of the largest and best-known brands in the world and has been involved with some of the most successful consumer promotional campaigns in history. Through its wholly owned subsidiary, Simon Marketing, Inc., the company provides promotional agency services and integrated marketing solutions including loyalty marketing, strategic and calendar planning, game design and execution, premium development and production



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management. Simon is one of the world's largest creators, developers and procurers of promotional games and toys. The company was founded in 1976.

     This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performances and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in Exhibit 99.1 to the Company's Second Quarter 2001 Report on Form 10-Q. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.